Exhibit 4.2.1

CLIFFORD CHANCE S/C Cosultores em Direito Estrangeiro

EXECUTION VERSION

RESTATEMENT AGREEMENT

dated 27 September 2006

for

VOTORANTIM CELULOSE E PAPEL S.A.
as Borrower

and

THE OTHER PARTIES
named herein

relating to the
ABN AMRO Facility Agreements and the ABN Loan No. 3
as defined herein

THIS AGREEMENT is dated 27 September 2006 and made between:

(1)

VOTORANTIM CELULOSE E PAPEL S.A., a company incorporated under the laws of the Federative Republic of Brazil, having its principal place of business located at Alameda Santos, 1357 – 7, Sao Paulo – SP, enrolled with the CNPJ/MF under number 60.643.228/0001-21, as borrower (the “Borrower”);

(2)

VCP OVERSEAS HOLDING LTD. BUDAPEST, BAAR BRANCH, a branch of VCP Overseas Holding KFT (a company organised under the laws of Hungary), licensed in the commercial register of the canton of Zug, Switzerland, as guarantor (the “Guarantor”);

(3)	ABN AMRO BANK N.V., as lender (the “Existing Lender”);

(4)	ABN AMRO BANK N.V., as arranger under the Restated Agreement (as defined below) (the “Arranger”);

(5)	ABN AMRO BANK N.V., as agent under the Restated Agreement (as defined below) (the “Agent”); and

(6)	ABN AMRO BANK N.V., as trustee under the Restated Agreement (as defined below) (the “Trustee”).

BACKGROUND:

(A)	The ABN Loans (as defined below) are outstanding from the Borrower to the Existing Lender.

(B)

The parties hereto wish to (i) restate the terms and conditions upon which the ABN Loans (as defined below) are outstanding in relation to, in particular (but without limitation), pricing and tenor and (ii) release the Security granted pursuant to the ABN Facility Agreements (as defined below) and replace it with new Security to the granted pursuant to the New Security Agreements to be entered into on the Restatement Date (as defined below).

(C)	Accordingly, the parties hereto have agreed to enter into this Agreement in order to give effect to the wishes described in paragraph (B) above.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“ABN Facility Agreement No. 1” means the $50,000,000 Export Prepayment Agreement No. G-3605/03 dated December 3, 2003 between VCP Exportadora e Participações S.A. (now Votorantim Celulose e Papel S.A.), as Borrower and ABN AMRO Bank N.V. as Bank”.

“ABN Facility Agreement No. 2” means the $50,000,000 Export Prepayment Agreement No. G-0852/05 dated March 29, 2005 between Votorantim Celulose e Papel S.A. as Borrower and ABN AMRO Bank N.V. as Bank.

“ABN Facility Agreements” means the ABN Facility Agreement No.1 and the ABN Facility Agreement No. 2.

“ABN Loan No. 1” means the $50,000,000 principal amount outstanding from the Borrower to ABN AMRO Bank N.V. with respect to the loan made available to the Borrower under the ABN Facility Agreement No. 1 and originally registered with ROF number TA300227.

“ABN Loan No. 2” means the $50,000,000 principal amount outstanding from the Borrower to ABN AMRO Bank N.V. with respect to the loan made available to the Borrower under the ABN Facility Agreement No. 2 and originally registered with ROF number TA331696.

“ABN Loan No. 3” means the $123,000,000 principal amount outstanding from the Borrower to ABN AMRO Bank N.V. with respect to the loan made available by ABN AMRO Bank N.V to the Borrower on 27 June 2006 and registered with ROF numbers TA383445, TA383447 and TA383450.

“ABN Loans” means the ABN Loan No.1, the ABN Loan No. 2 and the ABN Loan No. 3.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, New York and São Paulo.

“Finance Party” means each of the Existing Lender, the Arranger, the Agent and the Trustee.

“New Security Agreements” means the Assignment Agreement (as defined in the Restated Agreement) and the Collection Account Security Agreement (as defined in the Restated Agreement).

“Obligor” means each of the Borrower and the Guarantor.

“Party” means a party to this Agreement.

“Person” means any individual, firm, company, corporation, partnership (whether or not having separate legal personality), trust, unincorporated organisation, joint stock company or other legal entity or organisation and any government or agency or political subdivision thereof.

“Restated Agreement” means the ABN Facility Agreements and the agreement pursuant to which the ABN Loan No. 3 was advanced, as restated by this Agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

“Restatement Date” means the date of this Agreement, provided that the Restatement Date shall only occur if the Agent had confirmed to the Existing Lender the Borrower that it has received each of the documents and evidence listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“ROF” means the electronic registration with the Central Bank of Brazil, obtained through the Module Registration of Financial Transactions (Module RDE-ROF (“Modulo RDE-ROF”) in the SISBACEN system), of the relevant financial terms and conditions of a loan, as such registration may be amended from time to time.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any Person or any other agreement having a similar effect.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)	“Existing Lender”, “Arranger”, “Agent”, “Trustee”, “Finance Party”, or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees; and

(ii)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Words importing the plural shall include the singular and vice versa.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Capitalised terms used herein shall have the meanings ascribed thereto in Clause 1.1 (Definitions) or in the Schedules hereto unless otherwise stated herein.

1.3	Currency Symbols and Definitions
“$” and “dollars” denote lawful currency of the United States of America.

1.4	Third party rights
A person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2.	RESTATEMENT

With effect from the Restatement Date:

(a) the terms and conditions upon which the ABN Loans are outstanding shall be restated so that they shall be read and construed for all purposes as set out in Schedule 2 (Restated Agreement);

(b)

notwithstanding anything contained in this Clause 2, the outstanding principal amounts outstanding from the Borrower to the Existing Lender with respect to the ABN Loans shall remain outstanding and repayable by the Borrower to the Existing Lender on the terms and conditions of the Restated Agreement;

(c)

the Existing Lender without recourse, representation or warranty of title (i) releases all the assets and undertaking of the Borrower from the Security created pursuant to the ABN Facility Agreements and (ii) reassigns all the assets and undertaking of the Borrower assigned to the Existing Lender pursuant to the ABN Facility Agreements; and

(d)

the Existing Lender appoints the Borrower as its agent for the sole purpose of giving notice (at the cost and expense of the Borrower) on behalf of the Existing Lender of reassignment to any person on notice of the assignment of any of the Borrower’s assets or undertaking by or pursuant to the ABN Facility Agreements.

3.	REPRESENTATIONS, CONTINUITY AND FURTHER ASSURANCE

3.1	Representations

Each Obligor makes the representations and warranties set out in clause 16 (Representations) of the Restated Agreement to each Finance Party on the Restatement Date.

3.2	Continuing obligations

Until the occurrence of the Restatement Date, the provisions of the ABN Facility Agreements and the agreement pursuant to which the ABN Loan No. 3 was advanced shall continue in full force and effect.

3.3	Further assurance

The Borrower shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to this Agreement.

4.	COSTS AND EXPENSES

4.1	Enforcement costs

The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, this Agreement.

4.2	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar taxes payable in respect of this Agreement.

5.	NOTICES

5.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

5.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with its name below or any substitute address, fax number or department or officer as the Party may notify to the Agent, who shall on receipt, notify the other Parties (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

5.3	Delivery

(a)	Any communication or document made or delivered by one Party to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or seven Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 5.2 (Addresses), if addressed to that department or officer.

(b)

Any notice delivered under or in connection with this Agreement after 4.00 p.m. on a Business Day, or on a day which is not a Business Day, shall be deemed to have been delivered at 10.00 a.m. on the next Business Day.

(c)

Any communication or document to be made or delivered to the Agent or Trustee will be effective only when actually received by the Agent or Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent or Trustee’s signature below (or any substitute department or officer as the Agent or Trustee shall specify for this purpose).

(d)	All notices from or to the Borrower and the Guarantor or to any Party shall be sent through the Agent.

(e)	All notices to a Lender from the Trustee shall be sent through the Agent.

(f)	Any communication or document made or delivered to the Borrower in accordance with this Clause 5.3 will be deemed to have been made or delivered to each of the Obligors.

5.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 5.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

5.5	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

6.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

8.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW

This Agreement is governed by English law. For the purposes of article 9 of Brazilian Decree-Law No. 4,657 dated 4 September 1942, and for no other purpose whatsoever, the transactions contemplated hereby have been proposed by the Agent.

10.	ENFORCEMENT

10.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 10 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

10.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower and the Guarantor each:

(a)

irrevocably appoints Law Debenture Corporate Services Limited of 100 Wood Street, Fifth Floor, London EC2V 7EX, England as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b) agrees that failure by an agent for service of process to notify it of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

1.	The Obligors

	(a)	A copy of the constitutional documents of each Obligor.

	(b)	To the extent required by its constitutional documents, a copy of a resolution of the board of directors or other competent body of each Obligor:

(i)

approving the terms of, and the transactions contemplated by, the Transaction Documents (as defined in the Restated Agreement) to which it is a party and resolving that it execute the Transaction Documents (as defined in the Restated Agreement) to which it is a party;

(ii) authorising a specified Person or persons to execute the Transaction Documents (as defined in the Restated Agreement) to which it is a party on its behalf; and

(iii)

authorising a specified Person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents (as defined in the Restated Agreement) to which it is a party.

	(c)	A specimen of the signature of each Person authorised to sign the Transaction Documents to which each Obligor is a party on behalf of such Obligor.

(d)

To the extent required by an Obligor’s constitutional documents, a copy of a resolution signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents (as defined in the Restated Agreement) to which the Obligor is a party.

(e)

A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing the Loans (as defined in the Restated Agreement) does or would not cause any borrowing, guaranteeing or similar limit binding on the Obligor to be exceeded.

(f)

A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at the date of this Agreement.

2.	Legal opinions

A legal opinion of the legal advisers to the Existing Lender in England and Brazil and legal advisers to the Guarantor in Hungary and Switzerland substantially in the forms distributed to the Existing Lender prior to signing this Agreement.

3.	Finance Documents

	(a)	A copy of this Agreement duly signed by all the parties hereto.

	(b)	A copy of each New Security Document duly signed by all the parties thereto

4.	Other documents and evidence

(a)

Evidence that any agent for service of process referred to in clause 38.2 (Service of process) of the Restated Agreement and Clause 10.2 (Service of process) of this Agreement has accepted its appointment.

(b)

A copy of any other Authorisation (as defined in the Restated Agreement) or other document, opinion or assurance which the Agent reasonably considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document (as defined in the Restated Agreement) or for the validity and enforceability of any Transaction Document (as defined in the Restated Agreement) (including, without limitation, a copy of any governmental approval, licence or authorisation required for the transaction).

	(c)	The Original Financial Statements (as defined in the Restated Agreement) of the Borrower and the Guarantor.

	(d)	Evidence that the Collection Account (as defined in the Restated Agreement) has been opened.

	(e)	A copy of the approvals of the Central Bank of Brazil (ROF).

SCHEDULE 2
RESTATED AGREEMENT

SIGNATURES

THE BORROWER

VOTORANTIM CELULOSE E PAPEL S.A.

By:

Name:
Title:
Address:	Alameda Santos 1357, 8th Floor
Sao Paulo SP 01419-908
Brazil
Fax:	+ 55 11 2138 4066
Tel:	+ 55 11 2138 4218
Attention:	Ricardo Akeda

THE GUARANTOR

VCP OVERSEAS HOLDING LTD. BUDAPEST, BAAR BRANCH

By:

Name:
Title:
Address:	Baarenstrasse 8, 6300
Zug, Switzerland

Fax:	+ 41 41 725 4725
Tel:	+ 41 41 725 4711
Attention:	Guilherme Moralles

THE EXISTING LENDER

ABN AMRO BANK N.V.

By:
Name:
Title:
Address:	Gustav Mahlerlaan 10
1000 EA Amsterdam
The Netherlands
Fax:	+ 31 20 383 3455
Tel:	+ 31 20 628 1478 / 8520
Attention:	Vincent Zimmermann / Robert Kuiken

THE AGENT

ABN AMRO BANK N.V.

By:
Name:
Title:

Address:	Gustav Mahlerlaan 10
1000 EA Amsterdam
The Netherlands

Fax:	+ 31 20 383 3455
Tel:	+ 31 20 628 1478 / 8520
Attention:	Vincent Zimmermann / Robert Kuiken

THE TRUSTEE

ABN AMRO BANK N.V.

By:
Name:
Title:

Address:	Gustav Mahlerlaan 10
1000 EA Amsterdam
The Netherlands

Fax:	+ 31 20 383 3455
Tel:	+ 31 20 628 1478 / 8520
Attention:	Vincent Zimmermann / Robert Kuiken